UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2022

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On April 15, 2022 (the “Effective Date”), Unum Group, a Delaware corporation (the “Company”), entered into a Second Amended and Restated Credit Agreement (the “Second Amended & Restated Credit Agreement”) among the Company, certain wholly-owned subsidiaries of the Company, the Lenders named therein, Wells Fargo Bank, National Association, as Administrative Agent, L/C Agent, Fronting Bank and Swingline Lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and Citibank, N.A., Credit Suisse AG, New York Branch, Goldman Sachs Bank USA, The Bank of New York Mellon, and U.S. Bank National Association, as Co-Documentation Agents. The Second Amended & Restated Credit Agreement amended and restated the Company’s existing Amended and Restated Credit Agreement, dated as of April 29, 2019. Unum Life Insurance Company of America, a Maine corporation, Provident Life and Accident Insurance Company, a Tennessee corporation, and Colonial Life & Accident Insurance Company, a South Carolina corporation, each a wholly owned subsidiary of the Company (together with the Company, the “Borrowers”), joined the Second Amended & Restated Credit Agreement on the Effective Date. Other domestic wholly-owned subsidiaries of the Company are permitted to join the Second Amended & Restated Credit Agreement as Borrowers after the Effective Date subject to certain conditions. Any obligation of a subsidiary of the Company under the Second Amended & Restated Credit Agreement is joint and several and subject to an unconditional guarantee by the Company.
The Second Amended & Restated Credit Agreement provides for a $500 million senior unsecured revolving credit facility for the Borrowers, with a $100 million letter of credit sublimit and a $50 million swingline loan commitment. As of April 15, 2022, letters of credit totaling $0.4 million had been issued, but there were no borrowed amounts outstanding, under the Second Amended & Restated Credit Agreement. The proceeds of loans made under the Second Amended & Restated Credit Agreement may be used for working capital and general corporate purposes of the Borrowers and their subsidiaries.
The Borrowers may borrow, repay and reborrow loans under the Second Amended & Restated Credit Agreement until April 15, 2027 (the “Commitment Termination Date”), at which time the commitments will terminate and all outstanding loans, together with all accrued and unpaid interest, must be repaid. Amounts not borrowed under the Second Amended & Restated Credit Agreement will be subject to a commitment fee ranging from 0.125% to 0.275% per annum, determined based on the credit ratings for the Company’s senior unsecured long-term debt.
The Second Amended & Restated Credit Agreement permits the Company to request increases in the aggregate commitments under the Second Amended & Restated Credit Agreement from time to time up to an additional $200 million. The Company also may request on up to two occasions that the Commitment Termination Date of each Lender under the Second Amended & Restated Credit Agreement be extended by one year.
Revolving loans under the Second Amended & Restated Credit Agreement bear interest, at the option of the applicable Borrower, at the base rate plus a spread of 0.125% to 0.875% or an adjusted term SOFR rate (based on one, three or six-month interest periods) plus a spread of 1.125% to 1.875%, in each case, with such spread being determined based on the credit ratings for the Company’s senior unsecured long-term debt. The base rate means the highest of the prime rate, the federal funds rate plus a margin equal to 0.5%, and the adjusted term SOFR rate for a 1-month interest period plus a margin equal to 1.0%. The Company is also obligated to pay other customary closing fees, arrangement fees, administrative fees, commitment fees and letter of credit fees for a credit facility of this size and type.
The Company, in consultation with BofA Securities, Inc., as Sustainability Structuring Agent, may establish key performance indicators (“KPIs”) with respect to certain environmental, social and governance targets of the Borrowers and their respective subsidiaries, which if mutually agreed may be incorporated into the Second Amended & Restated Credit Agreement through an amendment (an “ESG Amendment”). Upon the effectiveness of an ESG Amendment, the commitment fee, the spreads applicable to revolving loans, and the letter of credit fee may be increased or decreased within certain limits based on performance against the KPIs.
The Second Amended & Restated Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, wind up or dissolve, consolidate or merge, dispose of substantially all assets of the Company and its subsidiaries, taken as a whole, incur subsidiary indebtedness, grant liens, enter into certain transactions with affiliates, and pay dividends or make distributions in respect of, or acquire for value shares of, their equity interests, in each case subject to customary exceptions for a credit facility of this size and type. The Second Amended & Restated Credit Agreement also includes financial covenants, requiring the Company to maintain compliance with a maximum total leverage ratio (consolidated indebtedness to total capitalization) and a minimum consolidated net worth amount, each determined in accordance with the terms of the Second Amended & Restated Credit Agreement. The Second Amended & Restated Credit Agreement includes customary events of default.
The foregoing description of the Second Amended & Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended & Restated Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, dated as of April 15, 2022, among Unum Group, Unum Life Insurance Company of America, Provident Life and Accident Insurance Company, and Colonial Life & Accident Insurance Company, as Borrowers, the Lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent, L/C Agent, Fronting Bank and Swingline Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: April 21, 2022	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary